EXHIBIT T3E.6

Notice of Guaranteed Delivery

EXCHANGE OFFER AND CONSENT SOLICITATION

New Millennium Homes, LLC

Offer to Exchange

All Outstanding Zero Coupon Notes due December 31, 2004

($114,051,000 aggregate principal amount outstanding)

for

Zero Coupon Notes due 2007;

and

Solicitation of Consents to Amend

the Indenture dated as of August 17, 2000

and

the Certificate of Designations, Preferences and Rights

of

Series A Participating Perpetual Preferred Shares

THE EXCHANGE OFFER, CONSENT SOLICITATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 10, 2003, UNLESS EXTENDED (AS SUCH DATE MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in the Exchange Offer and Consent Solicitation dated February 7, 2003 and the related Letter of Transmittal and Consent (which, together with any amendments or supplements thereto, collectively, constitute the “Offer”), this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to tender for exchange any and all outstanding Zero Coupon Notes due 2004 (“Old Notes”) of New Millennium Homes, LLC, a Delaware limited liability company (“Company” or “New Millennium”), pursuant to the Offer if certificates for Old Notes are not immediately available or if such certificates for Old Notes and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Exchange Offer and Consent Solicitation). This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent.

The Exchange Agent for the Offer is:

U.S. Bank National Association

180 E. Fifth Street

St. Paul, Minnesota 55101

Attn:  Specialist Finance Department

By Facsimile:  (651) 244-1537

Confirm by Telephone:  (800) 934-6802

Delivery of this instrument to an address other than as set forth above or transmissions of instructions via a facsimile number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal and Consent is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal and Consent, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal and Consent.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and Consent Solicitation dated February     , 2003 and the related Letter of Transmittal and Consent, receipt of each of which is hereby acknowledged, the principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Exchange Offer under the caption “The Exchange Offer and Consent Solicitation—Guaranteed Delivery Procedures.”

Signature(s):	Address(es):

Zip Code

Name(s) of Eligible Holders of Old Notes	Area Code and Telephone No(s).

Please Type or Print

Principal Amount of Old Notes Tendered for Exchange:

$

Old Note Certificate No(s). (if available)

Dated:	, 2003

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in the Exchange Offer), having an office or correspondent in the United States, hereby (a) represents that the above named person(s) “own(s)” the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Old Notes complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent the certificates representing all the Old Notes tendered hereby, in proper form for transfer, together with the Letter of Transmittal and Consent (or an original executed facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm	Authorized Signature

Address	Name:	Please Type or Print

Zip Code	Title:

Area Code and Tel. No.	Dated:		, 2003

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL AND CONSENT.

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